EXHIBIT 32.2

                            CERTIFICATION PURSUANT TO
                  SECTION 906 OF THE SARBANES-OXLEY ACT OF 2002

In connection with the Transition Report of MEDIANET GROUP TECHNOLOGIES, INC. (the "Company") on Form 10-K for the transition period from January 1, 2009 to September 30, 2009, as filed with the Securities and Exchange Commission on the date hereof (the "Report"), I, Alfred Fernandez, Chief Financial Officer of the Company, certify, pursuant to 18 U.S.C. Section 1350, as adopted pursuant to
Section 906 of the Sarbanes-Oxley Act of 2002, that, to the best of my knowledge and belief:

         (1) The Report fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934; and

         (2) The information contained in the Report fairly presents, in all material respects, the financial condition and result of operations of the Company.

/s/ Alfred Fernandez
Alfred Fernandez
Chief Financial Officer

January 12, 2010